                                                                    Exhibit 3.86

                                     BY-LAWS
                                       of
                              SHIP ANALYTICS, INC.

ARTICLE I. OFFICE(S)

The principal office of the Corporation shall be at such place within the State of Connecticut as the Directors shall from time to time designate. The Corporation may have such other offices within or without the State of Connecticut as the Directors may from time to time determine.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders shall be held at the principal office or place of business of the Corporation, or at such place within or without the State of Connecticut as from time to time may be designated by the By-Laws or by resolution of the Board of Directors.

Section 2. Annual Meetings. (a) The annual meetings of the stockholders shall be held on the second Monday in the month of September or on such day other than a legal holiday in the month of September in each year and at such time and place as may be designated by the Board of Directors. Such annual meeting shall be held for the election of Directors and for the transaction of such other business as may properly come before such meeting.

         (b) If the election of Directors shall not be held on the day here designated for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the stockholders as soon as conveniently possible thereafter. At such meeting, the election of Directors shall take place, and such election of any other business transacted thereat shall have the same force and effect as at an annual meeting duly called and held.

         (c) No change in the time or place for a meeting for the election of Directors shall be made within seven (7) days preceding the day on which the election is to be held. Written notice of any such change shall be given each stockholder at least seven (7) days before the election is held, either in person or by letter mailed to him at the address last shown on the books of the Corporation.

         (d) In the event the annual meeting is not held at the time prescribed in Article II, Section 2(a) above, and if the Board of Directors shall not call a special meeting as prescribed in Article II, Section 2(b) above within one month after the date prescribed for the annual meeting, then any stockholder may call such meeting, and at such meeting the stockholders may elect the Directors and transact other business with the same force and effect as at an annual meeting duly called and held.

Section 3. Notice of Meeting. A notice setting out the day, hour and place of each meeting of stockholders shall be mailed, postage prepaid, to each stockholder of record, at his last known post office address as the same appears on the stock records of the Corporation, or said notice

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SHIP ANALYTICS, INC. -- BY-LAWS           2                         REV 03 09/84


shall be left with each such stockholder at his residence or usual place of business, not less than seven (7) days nor more than fifty (50) days before such annual meeting.

Section 4. Adjournment of Stockholders' Meeting. If a quorum is not present at any meeting of the stockholders, the holders of a majority of the voting power of the shares entitled to vote present, in person or by proxy, may adjourn the meeting to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to the stockholders not present or represented at the meeting.

Section 5. Special Meetings. Special meetings of the stockholders may be called at any time by the President or by resolution of the Board of Directors and shall be called by the President upon the request of the majority of the elected Directors or upon the written request of one (1) or more stockholders holding in the aggregate at least one-tenth (1/10) of the total number of shares entitled to vote at such meeting. The President or Secretary or the Directors calling the meeting shall mail a notice of such meeting to each stockholder of record not less than seven (7) days nor more than fifty (50) days before such meeting, and such notice shall state the day, hour and place of such meeting and the purpose or purposes thereof.

Section 6. Waiver of Notice. Notice of any stockholders' meeting may be waived in writing by any stockholder either before or after the time stated therein and, if any person present at a stockholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law or by these By-Laws, notice need not be given of any adjourned meeting of the stockholders.

Section 7. Shareholders' Consent. Any resolution in writing approved and signed by all the stockholders or their proxies or attorneys shall have the same force and effect as if it were a vote passed by all the stockholders at a meeting duly called and held for that purpose. In addition, actions taken at any meeting of stockholders however called and with whatever notice, if any, are as valid as if taken at a meeting duly called and held on notice, if:

         (a) All stockholders entitled to vote were present in person or by proxy and no objection to holding the meeting was made by any stockholder; or

         (b) A quorum was present, either in person or by proxy, and no objection to holding the meeting was made by any stockholder entitled to vote so present, and it, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof. All such resolutions, waivers, consents and approvals shall be recorded in the minute book of the Corporation by the Secretary.

Section 8. Quorum. The holders of a majority of the issued and outstanding stock entitled to vote, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders, except that if no quorum be present, the holders of a majority of the stock entitled to vote present in person or by proxy may adjourn the meeting to such time as they


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SHIP ANALYTICS, INC. -- BY-LAWS           3                         REV 03 09/84

may determine and notice of such adjournment shall be given to the stockholders not present or represented at such meeting.

Section 9. Proxies. At all meetings of the stockholders, any stockholder entitled to vote may vote either in person or by proxy. Such proxy shall be in writing, signed and dated.

Section 10. Number of Votes of Each Stockholder. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless, and except to the extent that, voting rights or shares of any class are increased, limited or denied by the Certificate of Incorporation.

Section 11. Voting. In voting on any question on which a vote by ballot is required by law or is demanded by any stockholder, the voting shall be by ballot; on all other questions it may be viva voce. Cumulative voting permitted by Sec. 33-325 of the Stock Corporation Act is not authorized by the Certificate of Incorporation and is denied by these By-Laws.

Section 12. Closing of Transfer Books; Record Date. (a) In order to determine the holders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed seventy (70) days. If the purpose of such closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least ten (10) days preceding such meeting.

         (b) In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as the record date for such determination of stockholders. Such date shall be no more than seventy (70) days prior to the date of the action which requires such determination, nor, in the case of a stockholders' meeting, shall it be less than ten (10) days in advance of such meeting.

         (c) If the Stock Transfer Books are not closed and no record date is fixed for such determination of the stockholders of record, the date of which notice of the meeting is mailed, or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

         (d) When a determination of stockholders entitled to vote at any meeting has been made as provided in this section, such determination shall apply to any adjournment of such meeting, except when the determination has been made by the closing of the Stock Transfer Books and the stated period of closing has expired.

Section 13. List of Stockholders. (a) A complete list of the stockholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by, each stockholder shall be prepared by the Secretary, or other officer of the Corporation having charge of the Stock Transfer Books. This list shall be kept on file for a period of at least seven (7) days prior to the meeting at the registered office of the Corporation in the State of Connecticut and shall be subject to inspection during the usual business hours of such period by any stockholder. This list shall also be produced at the meeting and shall be subject to inspection by any stockholder at any time during the meeting.


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SHIP ANALYTICS, INC. -- BY-LAWS           4                         REV 03 09/84

         (b) The original Stock Transfer Books shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of the stockholders.

         (c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting of the stockholders.

Section 14. Presiding Officer. Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the President, or if he is not present, by a Vice President, or if neither the Chairman of the Board nor the President nor the Vice President is present, by a chairman to be chosen unanimously by the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or, in his/her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

ARTICLE III. DIRECTORS

Section 1. Number, Election and Term of Office, Qualifications. (a) The property, business and affairs of the Corporation shall be managed by a Board of Directors composed of not less than three (3) except that where all the issued and outstanding shares are owned beneficially and of record by less than three
(3) shareholders the number of Directorships may be less than three (3) but not less than the number of shareholders nor more than five (5) directorships. The actual number of directorships shall be fixed from time to time as the Board of Directors may determine pursuant to the requirements and limitations Sec. 33-314 of the Connecticut Stock Corporation Act. However, the number of directorships for the Corporation's first Board of Directors shall be determined by the incorporators and subscribers of stocks in accord with the provisions of these By-Laws and the law. The number of directors may be increased or decreased from time to time by an amendment to these By-Laws. Any increased number of directors shall be elected unanimously by the stockholders at the next regular annual meeting or at a special meeting called for that purpose. The number of directors shall never be less than three (3) except as permitted by Sec. 33-314 of the Connecticut Stock Corporation Act as amended.

         (b) Directors shall be elected by the stockholders at the annual meeting or at a special meeting called for that purpose.

         (c) Each Director shall hold office for a one year term and until his successor has been elected and qualified except that a Director shall cease to be in office upon his death, resignation, lawful removal or court order decreeing that he is no longer a Director in office.

         (d) Directors need not be stockholders of the corporation nor a resident of the State of Connecticut.

Section 2. Vacancies. Any vacancy in the Board of Directors by reason of death, resignation or other cause other than an increase in the number of directorships may be filled for the unexpired portion of the term by the concurring vote of a majority of the remaining Directors in office, or by action of the sole remaining Director in office, though such remaining directors constitute less than a quorum, though the number of directors at the meeting to fill such vacancy constitutes less than a quorum and though such majority is less than a quorum.

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SHIP ANALYTICS, INC. -- BY-LAWS           5                         REV 03 09/84


Section 3. Powers of Directors. The Directors shall have the general management and control of the property, business and affairs of the Corporation and may exercise all the powers that may be exercised or performed by the Corporation under the statutes, its Certification of Incorporation, and these By-Laws.

Section 4. Place of Meeting. The Directors may hold their meetings at such place or places within or without the State of Connecticut as the Board may from time to time determine.

Section 5. Meetings. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the Chairman of the Board, President or a Vice President, or the majority of elected directors, upon written or telegraphic notice deposited in the U. S. mail or delivered to the telegraph company at least three (3) days prior to the day of the meeting. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors nor need notice be given of adjourned meetings. Meetings may be held at any time without notice if all the directors are present, or if, before the meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted, at such meeting.

Section 6. Directors Consent. Any resolution in writing concerning action to be taken by the Corporation, which resolution is approved and signed by all the Directors, severally or collectively, whose number shall constitute at least a quorum for such action, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the Director's written approval thereof shall be recorded by the Secretary in the minute book of the Corporation.

Section 7. Quorum. A majority of the elected directorships shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. The act of a majority of the Directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors.

Section 8. Compensation of Directors. The Board of Directors shall have authority to fix fees of Directors, including reasonable allowance for expenses actually incurred in connection with their duties. Any director receiving compensation under this section shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 9. Indemnification. (a) The Corporation shall indemnify each of its directors and officers, whether or not then in office (and his executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred by him in connection with the defense of any litigation to which he may have been made a party because he is or was a director or officer of the Corporation. He shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable to the Corporation for negligence or misconduct in the


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SHIP ANALYTICS, INC. -- BY-LAWS           6                         REV 03 09/84


performance of his duties. The right to indemnity for expenses shall also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.

         (b) The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to which such Director or Officer may be entitled and specifically the rights granted by Section 33-320(a) of the State of Connecticut Statutes.

Section 10. Committees. (a) The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an Executive Committee and such other committees as it may deem appropriate. Each such committee shall consist of at least two (2) members of the Board of Directors. Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

         (b) Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

Section 11. Dividends. Subject always to the provisions of the law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such fund in the Board's absolute judgment and discretion.

ARTICLE IV. OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, a Secretary, and one or more Assistant Secretaries. In addition, there may be such subordinate officers as the Board of Directors may deem necessary. Any person may hold two or more offices except that no person shall hold the offices of President and Secretary simultaneously.

Section 2. Term of Office. The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders' annual meeting, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.


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SHIP ANALYTICS, INC. -- BY-LAWS           7                         REV 03 09/84

Section 3. Removal. Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed nor such removal violate the terms of the Stockholder's Agreement.

Section 4. Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5. Duties. (a) The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

         (b) The President, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and the Board of Directors. He shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

         (c) The Vice-Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice-President shall have such other duties as are assigned to him from time to time by the Board of Directors.

         (d) The Secretary and the Treasurer shall perform such duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Articles of Incorporation or these By-Laws. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as may be assigned by the Board of Directors.

         (e) Other subordinate officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

         (f) In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.

Section 6. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefore.


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SHIP ANALYTICS, INC. -- BY-LAWS           8                         REV 03 09/84

ARTICLE V. CERTIFICATES OF STOCK

Section 1. Form. (a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

         (b) The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice-President, Secretary, Assistant Secretary, or Treasurer upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued. It may be issued by the Corporation with the same effect as if such officer has not ceased to be such at the time of its issue.

Section 2. Subscriptions for Shares. Unless the subscription agreement provides otherwise, subscriptions for shares regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be specified by the Board of Directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

Section 3. Transfers. (a) Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owner thereof or by his duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article of the By-Laws, and on surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

         (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and such fact is made known to the Secretary of the Corporation, or to the Corporation transfer clerk or transfer agent, the entry of the transfer shall record such fact.

Section 4. Lost, Destroyed, or Stolen Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and such surety as the Board of Directors may, in its discretion, require.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.


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SHIP ANALYTICS, INC. -- BY-LAWS           9                         REV 03 09/84


ARTICLE VI. ISSUANCE OF SHARES

Pursuant to Sections 33-341 and 33-348 of the State of Connecticut Statutes, the Board of Directors of the Corporation, by resolution, may determine the terms of issuance of shares of the Corporations' stock, and the consideration for issuance of such shares.

ARTICLE VII. CORPORATE ACTIONS

Section 1. Deposits. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

Section 2. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors and/or the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the Chairman of the Board and/or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons. The Board of Directors shall approve proxies for the Chairman of the Board of Directors and/or President in accordance with the provisions of the Stockholders Agreement then in effect.

ARTICLE VIII. SEAL

The seal of this corporation shall have inscribed thereon the name of this Corporation, the word "Seal" and the word "Connecticut", and shall be in the custody of the Secretary.

ARTICLE IX. FISCAL YEAR

The fiscal year of the Corporation shall be from July 1st to June 30th.

ARTICLE X. AMENDMENT OF BY-LAWS

The Board of Directors shall have the power to amend, alter or repeal these By-Laws, and to adopt new By-Laws, from time to time, by an affirmative vote of a majority of the whole Board as then constituted, provided that notice of the proposal to make, alter, amend or repeal the By-Laws was included in the notice of the Directors meeting at which such action takes place. At the next stockholders meeting following any such action by the Board of directors, the stockholders, by a unanimous vote of those present and entitled to vote thereat, shall have the power to alter or repeal By-Laws newly adopted by the Board of Directors, or to restore to their original status By-Laws which they may have altered or repealed, and the notice of such stockholders meeting shall include notice that the stockholders will be called on to ratify the action taken by the Board of Directors with regard to the By-Laws.

                                  *************


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SHIP ANALYTICS, INC. -- BY-LAWS           10                        REV 03 09/84


The foregoing By-Laws Rev 03 (Articles I through X) were presented to the annual Stockholder's meeting held on the 19th day of September 1984.


                                     ATTEST:


                                     /s/ Francis L. Crowley
                                     ------------------------------------------
                                     Francis L. Crowley, Secretary